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                                                                       EXHIBIT 5


                                  June 30, 2000


Founders Food & Firkins Ltd.
5831 Cedar Lake Road
St. Louis Park, Minnesota 55416

         RE:      FOUNDERS FOOD & FIRKINS LTD.
                  REGISTRATION STATEMENT ON FORM S-8
                  1997 STOCK OPTION PLAN
                  1997 DIRECTOR STOCK OPTION PLAN

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 400,000 shares of common stock to be issued under the Founders Food & Firkins Ltd. 1997 Stock Option Plan and 250,000 shares of common stock to be issued under the Founders Food & Firkins Ltd. 1997 Director Stock Option Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the respective plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of common stock of Founders Food & Firkins Ltd.

         We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                         Very truly yours,

                                         BRIGGS AND MORGAN,
                                         Professional Association


                                         By /s/ Avron L. Gordon
                                            --------------------------

                                                Avron L. Gordon